UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
April 18, 2006
____________________________
TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18927	75-2349915
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)
690 East Lamar Blvd., Suite 200
Arlington, Texas 76011
(Address of principal executive offices and zip code)
(817) 265-4113
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
     (a) Executive Officer and Board of Director Compensation
     On April 18, 2006, the Board of Directors of Tandy Brands Accessories, Inc. (the “Company”), upon recommendation of the Compensation Committee, determined that the salaries for fiscal 2007 for our President and Chief Executive Officer, our Chief Financial Officer and our Vice President of Operations would remain at the levels established for fiscal 2006. The Board also determined not to grant any equity compensation awards to such officers based on the Company’s financial performance for fiscal 2006. Information regarding the base salaries for our President and Chief Executive Officer, our Chief Financial Officer and Vice President of Operations is set forth in Exhibit 10.1 and is incorporated herein by reference.
     A summary of the manner in which cash bonuses are determined is set forth in Exhibit 10.2 and is incorporated herein by reference. Due to the Company’s financial results, no bonuses will be paid to our executive officers for fiscal 2006.
     The Board also approved the annual cash compensation for our non-employee directors for fiscal 2007. The Board determined not to grant equity awards to the non-employee directors based on the Company’s financial performance for fiscal 2006.
     (b) Amendment to Credit Agreement
     Effective as of April 19, 2006, the Company entered into the Fifth Amendment (the “Fifth Amendment”) to its Credit Agreement dated as of June 27, 2001, as amended by the First Amendment to Credit Agreement, dated as of June 28, 2002, the Second Amendment to Credit Agreement, dated as of June 26, 2003, the Third Amendment to Credit Agreement, dated as of August 26, 2004, and the Fourth Amendment to Credit Agreement, dated as of September 30, 2005 (as amended through the Fourth Amendment, the “Credit Agreement”), with Wells Fargo HSBC Trade Bank, N.A., Wells Fargo Bank, N.A., Comerica Bank, JPMorgan Chase Bank, and Bank of America, N.A.
     Material terms of the Fifth Amendment include, among other things, amending the definition of EBITDA to exclude certain write-offs expected to be incurred in connection with the Company’s discontinuing certain women’s product categories; increasing the leverage covenant for the first quarter of fiscal 2007; decreasing the Company’s acquisition basket; amending the fixed charge coverage calculation to exclude certain implied principal payments on outstanding amounts under the revolver; and locking the pricing for the facility and the commitment fee until the receipt and review of the financial statements of the Company for the fiscal quarter ending December 31, 2006.
Item 9.01(c) Exhibits.
Exhibit 10.1	Summary of Fiscal 2007 and 2006 Annual Base Salaries and Equity Awards for the Executive Officers of Tandy Brands Accessories, Inc.

Summary of Fiscal 2007 Annual Cash Compensation and Equity Awards for the Non-Employee Members of the Board of Directors of Tandy Brands Accessories, Inc.

Exhibit 10.2	Tandy Brands Accessories, Inc. Bonus Plan Description
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.
Date: April 24, 2006	By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President and Chief Executive Officer

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